SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 13, 2008

GREEN PLAINS RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

9420 Underwood Ave., Suite 100, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 15,  2008 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated May 7, 2008 (the “VBV Merger Agreement”), by and among Green Plains Renewable Energy, Inc., an Iowa Corporation (“Green Plains”), Green Plains Merger Sub, Inc., a wholly-owned subsidiary of Green Plains (“GP Merger Sub”), VBV LLC (“VBV”) and certain other parties with respect to certain provisions of the VBV Merger Agreement, Green Plains completed its merger with VBV. Pursuant to the terms of the VBV Merger Agreement, GP Merger Sub merged with and into VBV (the “VBV Merger”), with VBV continuing as the surviving company and a wholly-owned subsidiary of Green Plains.

Pursuant to the VBV Merger Agreement, each VBV unit issued and outstanding immediately prior to the effective time of the VBV Merger was converted into the right to receive 7,498.369315 shares of Green Plains common stock.

Concurrently with the VBV Merger, and pursuant to the Agreement and Plan of Merger by and among Green Plains, TN Merger Sub, LLC, a wholly-owned subsidiary of Green Plains (“TN Merger Sub”), and Ethanol Grain Processors, LLC (“EGP”), a majority-owned subsidiary of VBV (the “EGP Merger Agreement”), Green Plains completed its merger with EGP. Pursuant to the terms of the EGP Merger Agreement, TN Merger Sub merged with and into EGP (the “EGP Merger”), with EGP continuing as the surviving company and becoming an indirect wholly-owned subsidiary of Green Plains.

Pursuant to the EGP Merger Agreement, each EGP unit issued and outstanding immediately prior to the effective time of the EGP Merger was converted into the right to receive 0.151658305 shares of Green Plains common stock.

Concurrently with the VBV Merger and EGP Merger, and pursuant to the Agreement and Plan of Merger by and among Green Plains, IN Merger Sub, LLC, wholly-owned subsidiary of Green Plains (“IN Merger Sub”), and Indiana Bio-Energy, LLC (“IBE”), a majority-owned subsidiary of VBV (the “IBE Merger Agreement”), Green Plains completed its merger with IBE. Pursuant to the terms of the IBE Merger Agreement, IN Merger Sub merged with and into IBE (the “IBE Merger” and collectively with the VBV Merger and the EGP Merger, the “Mergers”), with IBE continuing as the surviving company and becoming an indirect wholly-owned subsidiary of Green Plains.

Pursuant to the IBE Merger Agreement, each IBE unit issued and outstanding immediately prior to the effective time of the IBE Merger was converted into the right to receive 731.997469 shares of Green Plains common stock.

Green Plains will issue 10,871,472 shares of common stock in the Mergers and assume options exercisable for 267,528 shares. The total transaction value of the Mergers (including transaction costs and expenses) was approximately $383 million.

The descriptions of the VBV Merger Agreement, IBE Merger Agreement and EGP Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each respective agreement, which are filed as Exhibits 2.1, 2.2 and 2.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Beginning October 15, 2008, the Green Plains common stock will trade on the NASDAQ Global Market. Because the Mergers are treated by NASDAQ as a reverse merger, the Green Plains common stock will trade under the ticker symbol GPRED through November 7, 2008, and then trade under the existing symbol, GPRE.

Item 3.02.  Unregistered Sales of Equity Securities.

On October 15, 2008, Green Plains issued and sold 6,000,000 shares of its common stock to Bioverda International Holdings Limited (“Bioverda International”) and Bioverda US Holdings LLC (“Bioverda US” and together with Bioverda International, the “Bioverda Entities”) pursuant to the Stock Purchase Agreement dated May 7, 2008, between Green Plains, and the Bioverda Entities (the “Stock Purchase Agreement”) for an aggregate purchase price of $60,000,000 in cash (the “Stock Purchase”). A copy of the Stock Purchase Agreement is filed as Exhibit 2.4 hereto and is incorporated herein by reference. Pursuant to the Stock Purchase Agreement, Bioverda

International purchased 5,234,000 shares of Green Plains common stock for $52,340,000 and Bioverda US purchased 766,000 shares of Green Plains common stock for $7,660,000.

The common stock sold in the Stock Purchase was issued under the registration exemption provided for in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 3.03.  Material Modification of Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report is incorporated herein by reference.

Item 5.01.  Changes in Control of Registrant.

As a result of the Mergers and the Stock Purchase (collectively, the “Transactions”), the former owners of VBV, IBE and EGP now hold approximately 68.6% of Green Plains’ issued and outstanding common stock, which has resulted in a change of control of Green Plains.

The Bioverda Entities now own approximately 51.1% of the outstanding Green Plains common stock. In addition, a Shareholders’ Agreement has given the Bioverda Entities and Wilon Holdings, S.A. (“Wilon”), collectively, the right to designate a majority of the nominees to the Green Plains Board of Directors.

The consideration paid by the Bioverda Entities to obtain control of Green Plains was (i) provided in connection with the conversion of their membership interest in VBV into shares of Green Plains common stock as a result of the VBV merger (see Item 2.01, which is incorporated herein by reference), and (ii) $60,000,000 pursuant to the Stock Purchase (see item 3.02, which is incorporated herein by reference). The Bioverda Entities’ source of funds for the consideration paid in connection with the Stock Purchase was cash on hand.

Shareholders’ Agreement

In connection with the VBV Merger Agreement, Green Plains, Wayne B. Hoovestol, in his capacity as a Green Plains shareholder, the Bioverda Entities and Wilon entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”) as of the effective time of the Mergers, that governs certain rights and obligations of the parties as among themselves. The following summary is qualified in its entirety by reference to the provisions of the Shareholders’ Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference. For the purposes of this summary, Mr. Hoovestol, the Bioverda Entities and Wilon are referred to collectively as “holders,” “sellers” or “selling holders,” and any shares of Green Plains common stock beneficially owned by them at any time during the term of the Shareholders’ Agreement are referred to as the “registrable securities.”

Registration Rights

Under the Shareholders’ Agreement, at any time after 18 months following the closing of the Mergers:

• the holders of at least 30% of the registrable securities subject to the agreement may request that Green Plains file a Form S-1 registration statement with respect to at least 20% of their registrable securities.

• the holders of at least 20% of the registrable securities subject to the agreement may request that Green Plains file a Form S-3 registration statement with respect to registrable securities having an anticipated aggregate offering price of at least $5 million dollars.

In both cases, if Green Plains believes in its good faith judgment that such registration statement would be materially detrimental to Green Plains and its shareholders, Green Plains shall have the right to defer taking action with respect to the filing such registration statement for a period of not more than 75 days after such request. Green Plains may invoke this right two times in any 12-month period.

Green Plains shall not be obligated to file a Form S-1 registration statement (i) during a period that is 30 days before and 90 days after the effective date of a Green Plains-filed registration statement; (ii) after Green Plains has effected two registration statement under the Shareholders’ Agreement; or (iii) if the request for registration can be effected on a Form S-3 registration. Additionally, Green Plains shall not be obligated to file a Form S-3 registration statement (i) during a period that is 30 days before and 90 days after the effective date of a Green Plains filed registration statement; or (ii) if Green Plains has effected two Form S-3 registrations within the 12 months preceding such request. In no event shall Green Plains be obligated to effect more than four registrations under the Shareholders’ Agreement.

In the event Green Plains proposes to register any of its common stock, it shall be obligated to give notice to the holders of registrable securities under the Shareholders’ Agreement to allow them to piggyback onto such registration, and include such holders’ registrable securities in such registration. In any offering by Green Plains involving an underwriting of Green Plains shares, Green Plains shall not be required to include any holders’ registrable securities unless the holders agree to the terms agreed to by Green Plains and then only in such amounts as the underwriters determine will not jeopardize the success of the offering by Green Plains.

If the registration request by holders includes a request to distribute registrable securities by means of an underwriting, the holders must make such a request of Green Plains. All holders proposing to distribute their securities through such underwriting shall be party to an underwriting agreement and if a limit is imposed on the number of shares to be underwritten, then all holders shall be allocated their proportionate share of such underwriting. If, as a result of an underwriter cutback, fewer than 50% of the registrable securities requested to be registered by the holders are included in such registration, then that registration shall not be counted toward the maximum number of registrations permitted under the Shareholders’ Agreement.

When required to effect a registration, Green Plains is obligated to, among other things, (i) prepare and file with the SEC the applicable registration statement, amendments and supplements as necessary; (ii) take other usual and customary actions to provide information to the holders, and effect such registration; (iii) use its commercially reasonable efforts to cause the registrable securities to be listed on a national securities exchange or trading system, and (iv) pay all such expenses of such registration other than (a) selling expenses, underwriting discounts, selling commissions, and stock transfer taxes related to the selling holders’ shares, and (b) fees of selling holders’ legal counsel.

Green Plains and the selling holders agree to indemnify the other, under certain circumstances, from any loss, damage or liability to which a party may become subject under federal and state securities laws in connection with their respective obligations under the Shareholders’ Agreement. Green Plains further agrees (i) to make and keep available adequate current public information, and (ii) that it shall not, for a period two years after the date of the Shareholders’ Agreement, without the consent of the holders of the majority of registrable securities covered by the agreement, allow any holder or prospective holder to include such securities in any registration or allow any holder or prospective holder to initiate a demand for registration. The registration rights granted under the Shareholders’ Agreement shall terminate upon the fifth anniversary of the date of the agreement.

Voting and Board Provisions

The Shareholders’ Agreement also provides that the parties to the agreement will cause the Green Plains board of directors, following the Mergers, to be comprised of not more than nine directors, unless such increase is approved by at least six of the directors then serving. Of the nine directors, the Bioverda Entities will have the collective right to designate four individuals to be nominated by the board to stand for election (the “Bioverda Nominees”) and Wilon will have the right to designate one individual to be nominated by the board to stand for election (the “Wilon Nominee”). The right of the Bioverda Entities and Wilon to designate director nominees shall continue so long as they own shares representing not less than 33.5% and 2.5%, respectively, of the outstanding common stock of Green Plains.

Green Plains shall cause the Bioverda Nominees and Wilon Nominee to be nominated for election as directors of Green Plains at each meeting of Green Plains’ shareholders where the election of directors is held. In addition, Green Plains shall solicit proxies for the election of such Nominees and recommend that shareholders vote in favor of each Nominee. Additionally, each of Bioverda International, Bioverda US, Wilon and Wayne Hoovestol agree to vote in favor of all Nominees to the board of directors. If a vacancy on the board of directors of Green Plains is created as a result of the resignation, removal or death of a Nominee, then any of the parties entitled to designate a Nominee shall be entitled to request a special meeting of the shareholders for the purpose of electing directors, and the Green Plains shall be required to call such meeting.

The Shareholders’ Agreement also provides that each committee of the Green Plains board of directors shall, subject to applicable director independence rules, include at least two Bioverda Nominees or one Bioverda Nominee and one Wilon Nominee.

From the date of the Shareholders’ Agreement until such time as Green Plains has issued an aggregate of at least 6,000,000 shares of common stock to non-affiliates of Green Plains, the Bioverda Entities and Wilon agree to vote or cause to be voted their shares of Green Plains common stock in favor of four independent nominees proposed by Green Plains in accordance with the Green Plains nominating committee policy, in the same proportion as the shareholders of Green Plains not affiliated with Bioverda and Wilon.

Other Matters

The Shareholders’ Agreement also provides that Green Plains will indemnify the directors nominated by the Bioverda Entities and Wilon in a manner that is equivalent to what is currently provided by Green Plains to its directors, and further provides that Green Plains will compensate and reimburse those directors consistent with Green Plains’ compensation policies.

Additionally, the parties to the Shareholders’ Agreement agree that, following the effective time of the mergers, the headquarters of Green Plains will remain in Omaha, Nebraska until such time as determined otherwise by Green Plains’ board of directors.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Certain Directors

Effective upon completion of the Transactions and pursuant to the VBV Merger Agreement, on the Closing Date, the following directors of Green Plains voluntarily resigned from their position on Green Plains’ Board of Directors:  David A. Hart, Michael A. Warren, Dan E. Christensen, R. Stephen Nicholson and Robert D. Vavra.

Election of New Directors

Pursuant to the terms of the VBV Merger Agreement and the Shareholders’ Agreement, Jim Anderson, Jim Barry, James Crowley, Michael Walsh and Alain Treuer have been elected to the Green Plains Board of Directors, effective October 15, 2008. Mr. Anderson, Mr. Barry, Mr. Crowley and Mr. Walsh were nominated for selection to the board of directors by the Bioverda Entities pursuant to the Shareholders’ Agreement. Mr. Treuer was nominated for selection to the board of directors by Wilon pursuant to the Shareholders’ Agreement. The Section titled Shareholders’ Agreement in Item 5.01 is incorporated herein by reference.

James Crowley and Jim Anderson will serve on Green Plains’ Audit Committee. Mr. Crowley has been determined to be an audit committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. Jim Barry will serve on Green Plains’ Nominating Committee. Jim Anderson and Alain Treuer will serve on Green Plains’ Compensation Committee.

The new directors are entitled to receive the standard board compensation paid to all outside directors.

Background of New Directors and Officers

The following is a brief description of the business experience and background of the above-named persons who will serve as officers and directors of Green Plains.

JIM ANDERSON joined United Malt Holdings (“UMH”), a producer of malt for use in the brewing and distilling industries, as a member of the Board and CEO in September of 2006. Prior to UMH, he served as COO/EVP of CT Malt, a joint venture between ConAgra Foods and Tiger Brands of South Africa. He held this position beginning in April of 2003. Mr. Anderson has over 26 years experience in the agricultural processing and trading business. He began his career at the Pillsbury Company in 1980 as an operations manager and in 1985 began work with the firm of Ferruzzi USA based in New Orleans. In 1995, he joined ConAgra Foods as Senior Vice President of the ConAgra Grain Companies in charge of asset operations and world trading. He became President in 2000. Mr. Anderson holds a BA-Finance from the University of Wisconsin-Platteville.

JIM BARRY is Chief Executive of NTR plc, a leading international environmental and energy company. He was appointed Chief Executive in June 2000 having served as Assistant Chief Executive and General Manager, Development. Prior to joining NTR plc in 1998, Mr. Barry worked with Bain and Company, a global consulting firm, and in the investment banking division of Morgan Stanley. In his capacity of Chief Executive, Mr. Barry is Chairman of NTR subsidiaries Wind Capital Group (a North American wind farm developer), Greenstar (an international recycling operator), Stirling Energy Systems (an international solar thermal generation company) and National Toll Roads Limited. He was also Chairman of NTR subsidiary, Airtricity, (an international wind farm developer from its formation in 1999 to its sale in early 2008). Mr. Barry has a Bachelor of Commerce degree from University College, Cork and a Masters in Business Administration from the Harvard Business School.

JAMES CROWLEY has been the Chairman and Managing Partner of Old Strategic, LLC since July 2006. From 1993 until July 2006, Mr. Crowley was the Chairman and Managing Partner of Strategic Research Institute, which he co-founded in 1993. He served as President of Global Investment and Merchant Banking at Prudential Securities from 1986 to 1990 and served as Senior Advisor to the firm in 1991 and 1992. His previous experience also includes eight years in investment banking at Smith Barney Harris Upham & Co. He currently serves on the board and is audit committee chair of Core Molding Technologies, is on the board of Calder Capital Equity Partners and has served on a number of educational and not for profit boards. He graduated from Villanova University with a BS/BA and earned an MBA from the Wharton Graduate School of Business at the University of Pennsylvania.

MICHAEL WALSH was appointed Group Finance Director of NTR Plc in February 2003. Prior to joining NTR plc, he was Group Finance Director and Company Secretary of Musgrave Group Plc for ten years. Mr. Walsh has a Bachelor of Commerce degree from University College Cork and is a Chartered Accountant who has worked with PricewaterhouseCoopers in both Dublin and London. In addition to his role at NTR plc, Mr. Walsh is also a non-executive director of Boundary Capital Plc and Ecofin UCITS Fund Plc.

ALAIN TREUER is Chairman and Chief Executive Officer of Tellac Reuert Partners (TRP) SA, a global Investment and Financial Consulting firm. He was appointed Chief Executive in 2004 and become Chairman in 2005. Mr. Treuer has also controlled Wilon Holdings S.A. since 2006. Prior to joining TRP SA, Mr. Treuer was Chairman of TIGC, a global telecommunications company founded by Mr. Treuer in 1992 and sold in 2001. Mr. Treuer received a Bachelor of Economics degree from the University of St. Gallen in Switzerland and earned a Masters in Business Administration from the Graduate School of Business at Columbia University in New York.

Appointment of New Officers

Todd A. Becker, age 43, will serve as the President and Chief Operating Officer of Green Plains, effective as of the day after the Closing Date.

TODD A. BECKER joined VBV in May 2007 as Chief Executive Officer. Mr. Becker came from Global Ethanol where he was Executive Vice President of Sales and Trading. He had responsibility for setting up the commercial operations of the company. This included ethanol, corn, natural gas and distillers grains risk management and marketing. Prior to that, he spent ten years with ConAgra Foods in various management positions including Vice President of International Marketing for ConAgra Trade Group and President of ConAgra Grain Canada. He has over 20 years of related experience in various commodity processing businesses, risk management and supply chain management. In addition, he has extensive international trading experience in agricultural markets. Mr. Becker has a Masters of Science in Finance from the Kelley School of Business at Indiana University.

Mr. Becker and Green Plains have entered into an employment agreement, effective as of the day after the Closing Date, pursuant to which Mr. Becker will serve as President and Chief Operating Officer. It is expected that on or about the first anniversary of the Mergers, the Green Plains Board of Directors will appoint Mr. Becker as Chief Executive Officer of Green Plains. The terms of the employment agreement provide that Mr. Becker will receive the following: (i) a minimum annual salary of $400,000; (ii) a one-time bonus of $200,000 payable within 10 business days after the closing of the Mergers; (iii) an annual bonus of up to 50% of annual base salary based on objectives to be set by Green Plains; (iv) awards under a long-term incentive plan to be adopted by Green Plains providing long-term incentive benefits of a type and at a level that is competitive of long-term incentive plan benefits provided to chief executive officers of public companies of comparable size in similar industries; and (v) on the closing date of the Mergers, a fully-exercisable option to acquire 150,000 shares at an exercise price equal to the greater of $10 per share or the closing price of Green Plains’ common stock on such date.  If the closing price of Green Plains’ common stock on the Closing Date of the Mergers is greater than $10, Green Plains will pay Mr. Becker, within 10 days following the Closing Date, either an amount equal to the excess of such closing price over $10 multiplied by 150,000, or a number of shares of Green Plains’ common stock of equal value. Any shares acquired by Mr. Becker pursuant to exercise of the option may not be transferred, except to family members or to a trust for the benefit of Mr. Becker or his family members, for a period of three years after the closing of the Mergers, subject to certain exceptions. Those exceptions include (i) a Change in Control generally as defined in Green Plains’ 2007 Equity Compensation Plan and clarified in Mr. Becker’s employment agreement, and (ii) the termination of Mr. Becker’s employment without Cause or for Good Reason (as those terms are defined in the employment agreement), or due to Mr. Becker’s death or disability. Upon execution of Mr. Becker’s employment agreement, Mr. Becker became entitled (i) to relocation assistance to facilitate his move to Omaha, Nebraska, half of which shall be paid by each of Green Plains and VBV until closing, after which all relocation costs shall be paid by Green Plains, and (ii) to be paid the cost of acquiring his two existing residences at their appraised values and any additional amount by which Mr. Becker’s costs of acquiring and improving his two existing residences exceed their appraised values. Mr. Becker’s employment is “at will” and may be terminated at any time by Green Plains or Mr. Becker.  A copy of Mr. Becker’s employment agreement is filed as  Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On October 13, 2008, after receiving shareholder approval and in connection with the Transactions, Green Plains amended and restated its articles of incorporation as follows: (i) Article II of the articles is amended to increase from 25,000,000 to 50,000,000 shares of common stock of Green Plains authorized for issuance and (ii) Article III of the articles is amended to be consistent with Green Plains’ amended and restated bylaws (described below). A copy of the Second Amended and Restated Articles of Incorporation of Green Plains is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

On the Closing Date and in connection with the Transactions, Green Plains amended and restated its bylaws (the “Amended and Restated Bylaws”) as follows:

(i) adding a provision that provides that if a Substantial Transaction (as defined in the Amended and Restated Bylaws) is approved by less than six of the nine members of the Board of Directors, then the Substantial Transaction must be approved by at least 80% of the outstanding shares of common stock entitled to vote, provided, however that such approval shall not be required after a Share Issuance Event (as defined in the Amended and Restated Bylaws);

(ii) changing the method by which the number of directors is fixed from a vote of a majority of the current members of the board to at least two-thirds of the then-current directors, subject to the provision summarized in (i) above;

(iii) changing how vacancies in the board of directors are filled from a vote of a majority of the then-current directors to a vote of either the shareholders or two-thirds of the then-current directors, pursuant to the method specified in the Amended and Restated Bylaws,

(iv) changing the size of an executive committee from at least two members with one designated as the chairman to at least three members, two of whom shall be elected by the Bioverda Entities and Wilon and one of whom shall be the Chief Executive Officer;

(v) adding a provision that provides for the establishment of a nominating committee consisting of three or more directors;

(vi) adding a provision that provides that certain provision of the Amended and Restated Bylaws may only be amended by (a) two-thirds of the members of the then-current directors, (b) at least  80% of the outstanding shares of common stock or (c) after the Shares Issuance Event, a majority of shares of outstanding common stock;

(vi) changing the vote by which directors are removed from directors being removed for any reason upon the vote of at least 75% of the outstanding shares to directors are removed for any reason upon the vote of at least two-thirds of the outstanding shares, provided, however, that any director nominated pursuant to the Shareholders Agreement may only be removed for cause or with the approval of the party nominating such director.

A copy of the Amended and Restated Bylaws of Green Plains is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 8.01.  Other Events.

On October 15, 2008, Green Plains issued a press release announcing the completion of the Transactions. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.  Financial statements of the business acquired will be filed by amendment to this Current Report no later than 71 calendar days after the date that this report is required to be filed.

(b)   Pro Forma Financial Information.  Pro forma financial information will be filed by amendment to this Current Report no later than 71 calendar days following the date this report is required to be filed.

(d)   Exhibits

Number	Description

2.1	Agreement and Plan of Merger between Green Plains, Green Plains Merger Sub, Inc. and VBV LLC (Incorporated by reference to Exhibit 99.1 of Green Plains’ Current Report on Form 8-K, dated May 8, 2008)
2.2

Agreement and Plan of Merger among Green Plains, IN Merger Sub, LLC and Indiana Bio-Energy, LLC (Incorporated by reference to Exhibit 99.3 of Green Plains’ Current Report on Form 8-K, dated May 8, 2008)

2.3

Agreement and Plan of Merger among Green Plains, TN Merger Sub, LLC and Ethanol Grain Processors, LLC (Incorporated by reference to Exhibit 99.4 of Green Plains’ Current Report on Form 8-K, dated May 8, 2008)

2.4

Stock Purchase Agreement between Green Plains, Bioverda International Holdings Limited and Bioverda US Holdings LLC (Incorporated by reference to Exhibit 99.2 of Green Plains’ Current Report on Form 8-K, dated May 8, 2008)

3.1	Amended and Restated Articles of Incorporation of Green Plains
3.2	Amended and Restated Bylaws of Green Plains
4.1	Shareholders’ Agreement (Incorporated by reference to Appendix F to the Registration Statement on Form S-4 filed by Green Plains on September 4, 2008)
10.1	Employment Agreement with Todd A. Becker (Incorporated by reference to Exhibit 10.54 of GPRE’s Form S-4/A filed on August 1, 2008)
99.1

Press Release, dated October 15, 2008, relating to the closing of mergers with VBV LLC, Ethanol Grain Processors, LLC and Indiana Bio-Energy, LLC and the sale of 6,000,000 shares of common stock of Green Plains

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains RENEWABLE ENERGY, INC.

Date: October 15, 2008	By:	/s/ Wayne B. Hoovestol
Wayne B. Hoovestol
Chief Executive Officer
(Principal Executive Officer)

Exhibits Index

Number	Description

2.1	Agreement and Plan of Merger between Green Plains, Green Plains Merger Sub, Inc. and VBV LLC (Incorporated by reference to Exhibit 99.1 of Green Plains’ Current Report on Form 8-K, dated May 8, 2008)
2.2

Agreement and Plan of Merger among Green Plains, IN Merger Sub, LLC and Indiana Bio-Energy, LLC (Incorporated by reference to Exhibit 99.3 of Green Plains’ Current Report on Form 8-K, dated May 8, 2008)

2.3

Agreement and Plan of Merger among Green Plains, TN Merger Sub, LLC and Ethanol Grain Processors, LLC (Incorporated by reference to Exhibit 99.4 of Green Plains’ Current Report on Form 8-K, dated May 8, 2008)

2.4

Stock Purchase Agreement between Green Plains, Bioverda International Holdings Limited and Bioverda US Holdings LLC (Incorporated by reference to Exhibit 99.2 of Green Plains’ Current Report on Form 8-K, dated May 8, 2008)

3.1	Amended and Restated Articles of Incorporation of Green Plains
3.2	Amended and Restated Bylaws of Green Plains
4.1	Shareholders’ Agreement (Incorporated by reference to Appendix F to the Registration Statement on Form S-4 filed by Green Plains on September 4, 2008)
10.1	Employment Agreement with Todd A. Becker (Incorporated by reference to Exhibit 10.54 of GPRE’s Form S-4/A filed on August 1, 2008)
99.1

Press Release, dated October 15, 2008, relating to the closing of mergers with VBV LLC, Ethanol Grain Processors, LLC and Indiana Bio-Energy, LLC and the sale of 6,000,000 shares of common stock of Green Plains